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                                                                     Exhibit 5.1





                                                                  (614) 464-6400


                                August 23, 2000


Symix Systems, Inc.
2800 Corporate Exchange Drive
Columbus, Ohio  43231

                  Re: Symix Systems, Inc. Registration Statement on Form S-3
                      ------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Symix Systems, Inc., an Ohio corporation (the "Company"), in connection with the registration of up to 1,587,412 common shares, no par value, of the Company (the "Common Shares"), including up to 1,133,866 Common Shares issuable upon conversion of the Company's outstanding Series A Convertible Participating Preferred Shares (the "Preferred Shares") and up to 453,346 Common Shares issuable upon exercise of the Company's outstanding stock purchase warrants (the "Warrants"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Common Shares are being registered on Form S-3 for resale by certain selling shareholders of the Company.

                  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulations S-K promulgated under the Securities Act.

                  In connection with rendering this opinion, we have examined, among other things, the Amended Articles of Incorporation and Amended Regulations of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed to be material; the registration statement on Form S-3 under the Securities Act relating to the Common Shares, as amended to date (the "Registration Statement"), and the prospectus contained therein (the "Prospectus"); and such other certificates, records and documents as we have considered necessary in order to express the opinion hereinafter set forth.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by the parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and to perform all obligations thereunder, the due authorization by all requisite action, corporate and other, the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to


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ymix Systems, Inc.
August 23, 2000
Page 2

the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  We have further assumed that all applicable state securities laws will have been complied with in connection with each conversion of Preferred Shares and Warrant exercise; at each time of issuance of the Common Shares upon the conversion of the Preferred Shares and/or the exercise of the Warrants, the Company will have sufficient authorized and unissued Common Shares available for issuance; the Preferred Shares will be converted in accordance with the Company's Amended Articles of Incorporation, as amended; the Warrants will be exercised in accordance with the applicable warrant agreements; and the Common Shares issuable upon conversion of the Preferred Shares and/or exercise of the Warrants will, upon issuance, be evidenced by appropriate certificates properly executed and delivered.

                  Based upon the foregoing, and assuming compliance with applicable federal and state securities laws, we are of the opinion that (i) the Common Shares issuable upon conversion of the Preferred Shares, when issued to the holders of the Preferred Shares upon conversion of the Preferred Shares in accordance with the Company's Amended Articles of Incorporation, as amended, and
(ii) the Common Shares issuable upon exercise of the Warrants, when issued to the holders of the Warrants upon the exercise thereof in accordance with the respective warrant agreements (including the payment of the exercise price specified therein) will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. This opinion is to be used only in connection with the issuance of the Common Shares while the Registration Statement is in effect. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                       Very truly yours,


                                       /s/ Vorys, Sater, Seymour and Pease LLP